                                                                     Exhibit 2.1


                           AMENDED PLAN OF CONVERSION

                                       of

                                OSWEGO COUNTY MHC

                                       and

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     between

                               OSWEGO COUNTY MHC,

                           OSWEGO COUNTY BANCORP, INC.
                             (A Federal Corporation)

                          BRIDGE STREET FINANCIAL, INC.
                            (A Delaware Corporation)

                                       and

                           OSWEGO COUNTY SAVINGS BANK

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                                TABLE OF CONTENTS

Section
Number                                                                                                         Page
------                                                                                                         ----
1.     Introduction...........................................................................................  1
2.     Definitions............................................................................................  3
3.     General Procedure For Conversion And Reorganization....................................................  9
4.     Total Number Of Shares And Purchase Price Of Conversion Stock.......................................... 13
5.     Method Of Offering Shares And Rights To Purchase Stock................................................. 14
6.     Additional Limitations On Purchases Of Conversion Stock................................................ 17
7.     Timing Of Subscription Offering, Manner Of Exercising Subscription Rights And Order Forms.............. 19
8.     Payment For Conversion Stock........................................................................... 22
9.     Account Holders In Nonqualified States Or Foreign Countries............................................ 23
10.    Voting Rights Of Shareholders.......................................................................... 24
11.    Liquidation Account.................................................................................... 24
12.    Transfer Of Deposit Accounts........................................................................... 25
13.    Requirements Following Conversion For Registration, Market Making And Stock Exchange Listing........... 26
14.    Directors And Officers Of The New Bank................................................................. 26
15.    Requirements For Stock Purchases By Directors And Officers Following The Conversion And
       Reorganization......................................................................................... 26
16.    Restrictions On Transfer Of Stock...................................................................... 26
17.    Restrictions On Acquisition Of Stock Of The Holding Company............................................ 27
18.    Tax Rulings Or Opinions................................................................................ 28
19.    Stock Compensation Plans............................................................................... 28
20.    Dividend And Repurchase Restrictions On Stock.......................................................... 28
21.    Payment Of Fees To Brokers............................................................................. 28
22.    Expenses............................................................................................... 28
23.    Effective Date......................................................................................... 29
24.    Amendment Or Termination Of The Plan................................................................... 29
25.    Interpretation Of The Plan............................................................................. 29
26.    Severability........................................................................................... 29
27.    Miscellaneous.......................................................................................... 30

                                      -i-

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1.       INTRODUCTION.

         For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2.

         On July 13, 1999, Oswego County Savings Bank ("Bank") reorganized into the mutual holding company form of organization as a wholly owned subsidiary of Oswego County Bancorp, Inc. (the "Mid-Tier Holding Company"), a mid-tier stock holding company that became the majority-owned subsidiary of Oswego County MHC (the "Mutual Holding Company"). Contemporaneously with the reorganization, the Mid-Tier Holding Company sold 399,500 shares of its common stock, par value $.01 at $10.00 per share, raising gross proceeds of $4.0 million.

         A.  Business Purposes for the Conversion and Reorganization

         The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form and reorganization of the Bank to a national bank pursuant to this Plan of Conversion are in the best interests of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, as well as the best interests of their respective Members and Shareholders. The Boards of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Reorganization will result in the raising of additional capital for the Bank and the Holding Company and is expected to result in a more active and liquid market for the Holding Company Common Stock than currently exists for the Mid-Tier Holding Company Common Stock. In addition, the Conversion and Reorganization have been structured to re-unite the accumulated earnings and profits retained by the Mutual Holding Company with the retained earnings of the Bank through a tax-free reorganization.

         The Conversion and Reorganization are intended to provide an additional source of capital not now available in order to allow the Bank and Holding Company to better serve the needs of the community through: increased lending to support continued growth in the Bank's commercial loan portfolio, opening or acquiring additional branch offices; enhancing the quality of the Bank's facilities so that it may better serve the needs of its customers; financing acquisitions of other financial institutions or other businesses related to banking, although no mergers or acquisitions are planned at the present time; and expanding the financial products and services currently offered by the Bank. The Reorganization and Conversion are also intended to provide additional capital to the Holding Company in order to allow it to: pay dividends to stockholders; repurchase shares of Conversion Stock; finance acquisitions of other financial institutions or other businesses related to banking; and use for other general corporate purposes. In addition, increased stock ownership by officers and other employees of the Bank and the Holding Company has proven to be an effective performance incentive and an effective means of attracting and retaining qualified personnel.

         The Board of Directors and senior management also believe that the Conversion and Reorganization will be beneficial to the population within the Bank's primary market area. The Board and management believe that, through expanded local stock ownership, current customers

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and non-customers who purchase Conversion Stock will seek to enhance the financial success of the Bank through consolidation of their banking business and increased referrals to the Bank.

         If a standard conversion had been conducted in 1999, management of the Bank believed that it may have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the formation of the Mutual Holding Company. A standard conversion in 1999 also would have immediately eliminated all aspects of the mutual form of organization.

         The Bank and the Mid-Tier Holding Company have also gained experience as public companies complying with of the Securities Exchange Act of 1934 and in conducting shareholder meetings and other shareholder matters, such as communications, press releases and dividend payments. In light of the foregoing, the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank believe that it is in the best interests of such companies and their respective Members and Shareholders to raise additional capital at this time.

         Following the Reorganization and Conversion, the Bank will also convert to a national bank. The Bank believes that significant opportunities for growth in the commercial lending portfolio are better addressed by a commercial bank charter. In addition, as a commercial bank, the New Bank would be eligible to accept municipal deposits. The Bank, as a savings bank, has experienced difficulties in acquiring commercial banks or branches because of the inability to accept municipal deposits. Because of continued commercial loan growth, the Bank is also concerned that it may have difficulty in the future meeting the "qualified thrift lender test." Because of these factors, senior management and the Board of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank believe that conversion to a national bank charter is critical to the implementation of the new business plan.

         B. Organization of Holding Company and Steps for Reorganization and Conversion

         The Reorganization and Conversion will be effected as follows, or in any manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations.

         In connection with the Conversion and Reorganization:

              1. The Mid-Tier Holding Company will convert into or exchange its charter for an interim federal stock savings association and merge with and into the Bank with the Bank as the surviving entity. Annex A hereto describes this transaction.

              2. As described in more detail in Section 3, the Mutual Holding Company will convert from the mutual form to a federal interim stock savings association and simultaneously merge with and into the Bank pursuant to the Plan of Merger included as Annex B hereto, pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Bank for the benefit of depositor Members as of specified dates.

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              3.   The Bank will form a new first-tier, wholly-owned subsidiary known as Bridge Street Financial, Inc., a Delaware corporation, which will become the Holding Company upon consummation of the Conversion and Reorganization.

              4. The Holding Company will in turn form a federally chartered interim savings association ("Interim") as a wholly-owned subsidiary.

              5. Immediately following the formation of Interim, Interim will then merge with and into the Bank pursuant to the Plan of Merger included as Annex C hereto, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company. In connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

              6. In connection with the Conversion and Reorganization, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein.

              7. Following the consummation of the Conversion and Reorganization, the Bank will convert to a national bank.

         C.   Certain Effects of Bank Conversion

         Following the Conversion and Reorganization, the Bank will convert to a national bank and will be regulated by the OCC ("New Bank"). The New Bank's deposits will continue to be insured by the FDIC. In addition, New Bank will become a member of the Federal Reserve and all insured savings deposits will continue to be insured by the FDIC up to the maximum provided by law.

         Upon consummation of the Bank Conversion, all loans and other borrowings from the Bank shall retain the same status with the New Bank after the Conversion and Reorganization as they had with the Bank immediately prior to the Conversion and Reorganization.

2.       DEFINITIONS.

         As used in this Plan, the terms set forth below have the following meaning:

         2.1. Actual Purchase Price means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

         2.2. Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or

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company which acts in concert with another Person or company ("other party")
shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax- Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank, and the Mutual Holding Company shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

         2.3. Affiliate means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         2.4. Associate, when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Mutual Holding Company, the Mid-Tier Holding Company, the Bank, a majority-owned subsidiary of the Bank or the Holding Company), if the Person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or fiduciary, and (iii) any Person who is related by blood or marriage to such Person and (A) who lives in the same home as the Person; or (B) who is a director or senior officer of the Holding Company or the Bank or any of the subsidiaries of the foregoing.

         2.5.  Bank means Oswego County Savings Bank, a New York savings bank.

         2.6.  Bank Conversion means conversion of the Bank to the New Bank.

         2.7. Bank Merger means the merger of Interim with and into the Bank pursuant to the Plan of Merger included as Annex C hereto.

         2.8. Bank Common Stock means the common stock of the Bank, par value $.01 per share.

         2.9.  Code means the Internal Revenue Code of 1986, as amended.

         2.10. Community means the counties in which the Bank has a branch office.

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         2.11. Community Offering means the offering for sale to certain residents of the Community, and thereafter members of the general public directly by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering.

         2.12. Control (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         2.12. Conversion and Reorganization means (i) the conversion of the Mid-Tier Holding Company from a federally chartered stock corporation to a federal interim savings association and the subsequent Mid-Tier Holding Company Merger pursuant to which the Mid-Tier Holding Company will cease to exist, (ii) the conversion of the Mutual Holding Company from mutual form to a federal interim stock savings association and the subsequent Mutual Holding Company Merger, pursuant to which the Mutual Holding Company will cease to exist, (iii) the Bank Merger, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Mid-Tier Holding Company, Common Stock outstanding immediately prior to the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and (iv) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein, which will increase the number of shares of Holding Company Common Stock outstanding and the capitalization of the Holding Company and the Bank.

         2.13. Conversion Stock means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan of Conversion.

         2.14. Deposit Account means withdrawable or repurchasable shares, investment certificates or deposits or other savings accounts, including money market deposit accounts, negotiable order of withdrawal accounts and demand accounts, held by an account holder of the Bank.

         2.15. Director, Officer and Employee means the terms as applied respectively to any person who is a director, officer or employee of the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any subsidiary thereof.

         2.16. Eligible Account Holder means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established.

         2.17. Eligibility Record Date means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on (1) March 31, 2001 and (2) May 10, 2001 with respect to Eligible Account Holders with Qualifying Deposits in the branch acquired from BSB Bank and Trust Co. located in the P&C Food Market Store on Route 104 East in Oswego, New York.

         2.18. ESOP means the Employee Stock Ownership Plan.

         2.19. Estimated Price Range means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

         2.20. Exchange Ratio means the rate at which shares of Holding Company Common Stock will be exchanged for shares of Mid-Tier Holding Common Stock held by the Public Shareholders in connection with the Bank Merger. The exact rate shall be determined by the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in order to ensure that upon consummation of the Conversion and Reorganization the Public Shareholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Shareholders in the Offerings.

         2.21. Exchange Shares mean the shares of Holding Company Common Stock to be issued to the Public Shareholders in connection with the Bank Merger.

         2.22. FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

         2.23. FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         2.24. Holding Company means Bridge Street Financial, a stock corporation to be organized under the laws of the State of Delaware. Such corporation will be initially formed as a first-tier, wholly owned subsidiary of the Bank. Upon completion of the Conversion and Reorganization, the Holding Company shall hold all of the outstanding capital stock of the Bank.

         2.25. Holding Company Common Stock means the common stock of the Holding Company, par value $.01 per share.

         2.26. Independent Appraiser means the independent financial consulting firm retained by the Holding Company, the Mid-Tier Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

         2.27. Initial Purchase Price means the price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering.

         2.28. Interim means Oswego County Interim Bank, which will be formed as a first-tier, wholly-owned subsidiary of the Holding Company to facilitate the Bank Merger.

         2.29. Member means any Person qualifying as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States.

         2.30. Mid-Tier Holding Company means Oswego County Bancorp, Inc., an existing federally chartered stock corporation.

         2.31. Mid-Tier Holding Company Common Stock means the common stock of the Mid-Tier Holding Company, par value $.01 per share.

         2.32. Mid-Tier Holding Company Merger means the Merger of the Mid-Tier Holding Company (following its conversion to a federal interim stock savings association) with and into the Bank pursuant to the Plan of Merger included as Annex A hereto.

         2.33. Mutual Holding Company means Oswego County MHC.

         2.34. Mutual Holding Company Merger means the merger of the Mutual Holding Company (following its conversion into a federal interim stock savings association) with and into the Bank pursuant to the Plan of Merger included as Annex B hereto.

         2.35. New Bank means the Bank following its conversion to a national bank.

         2.36. OCC means Office of the Comptroller of the Currency or any successor thereto.

         2.37. Offerings mean the Subscription Offering, the Community Offering and the Syndicated Community Offering.

         2.38. Officer means the chairman of the board of directors, president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

         2.39. Order Form means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 13 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

         2.40. Other Member means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

         2.41. OTS means the Office of Thrift Supervision or any successor thereto.

         2.42. Participant means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder, and Other Member.

         2.43. Person means an individual, a corporation, a limited liability company, a partnership, a limited liability partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

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

         2.44. Plan and Plan of Conversion mean this Plan of Conversion and Agreement and Plan of Reorganization as adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto as soon as practicable following its organization.

         2.45. Primary Parties mean the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company.

         2.46. Prospectus means the one or more documents to be used in offering the Conversion Stock in the Offerings.

         2.47. Public Shareholders mean those Persons who own shares of Mid-Tier Holding Company Common Stock, excluding the Mutual Holding Company, as of the Voting Record Date.

         2.48. Qualifying Deposit means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

         2.49. Resident means Any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Primary Parties may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Primary Parties.

         2.50. SEC means the U.S. Securities and Exchange Commission.

         2.51. Special Meeting means the Special Meeting of Members of the Mutual Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

         2.52. Shareholders mean those Persons who own shares of Mid-Tier Holding Company Common Stock.

         2.53. Shareholders' Meeting means the annual or special meeting of Shareholders of the Mid-Tier Holding Company, called for the purpose of submitting this Plan to the Shareholders for their approval, including any adjournments of such meeting.

         2.54. Subscription Offering means the offering of the Conversion Stock to Participants.

         2.55. Subscription Rights mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

         2.56. Supplemental Eligible Account Holder means any Person, except Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

         2.57. Supplemental Eligibility Record Date, if applicable, means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

         2.58. Syndicated Community Offering means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

         2.59. Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the Bank and which, with its related trust, meets the requirements to be "qualified" under
Section 401 of the Code as from time to time in effect. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan which is not so qualified.

         2.60. Voting Member means a Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws.

         2.61. Voting Record Date means the date or dates for determining the eligibility of Members to vote at the Special Meeting and of Shareholders to vote at the Shareholders' Meeting, as applicable.

3.       GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION.

         A. Steps for Conversion and Reorganization and Bank Conversion; Regulatory Filings

               1. After the Bank's organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim as a first-tier, wholly owned subsidiary of the Holding Company, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto by at least a two-thirds vote. In addition, the Holding Company shall approve such Plan of Merger in its capacity as the sole shareholder of Interim. Furthermore, the

               Mid-Tier Holding Company shall approve the Plan and the Plan of Merger in its capacity as the sole shareholder of the Bank.

               2. An application for the Conversion and Reorganization, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the OTS for approval. The Mutual Holding Company, the Mid-Tier Holding Company and the Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Bank is located and will cause copies of the Plan to be made available at each office of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank for inspection by Members and Shareholders. The Mutual Holding Company, the Mid-Tier Holding Company and the Bank will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form and will post the notice of the filing for the Application for Conversion in each of their offices.

               3. Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Bank, a proxy statement in either long or, to the extent permitted by applicable law and regulation, summary form describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Conversion Stock, subject to the provisions of
               Section 7 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card which will be distributed with the proxy statement, letter or other written communication, a copy of the certificate of incorporation and bylaws of the Holding Company.

               4. Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, as set forth in Section 5 hereof.

               5. The Mid-Tier Holding Company shall file preliminary proxy materials with the OTS and the SEC in order to seek the approval of the Plan by its Shareholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Mid-Tier Holding Company will mail definitive proxy materials to all Shareholders as of the Voting Record Date, at their last known address appearing on the records of the Mid-Tier Holding Company, for their consideration and approval of this Plan at the Shareholders' Meeting.

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

               6. The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Bank for a moment in time. Such application also shall include an application to form Interim. In addition, an application to merge the Mutual Holding Company (following its conversion into a federal interim stock savings association) and the Bank, an application to merge the Mid-Tier Holding Company (following its conversion into a federal interim stock savings association) and the Bank and an application to merge Interim and the Bank shall be filed with the OTS, either as exhibits to the holding company application or separately. All notices required to be published in connection with such applications shall be published at the times required.

               7. The Holding Company shall submit or cause to be submitted a holding company application to the FRB for approval to become a bank holding company through the acquisition of New Bank.

               8. The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, Supplemental Eligible Account Holders, if any, Other Members, Directors, Officers and Employees and Public Shareholders as of the Voting Record Date. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering and/or a Syndicated Community Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof. The Holding Company shall contribute to the Bank an amount of fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Conversion Stock.

               9. The Bank shall submit Interagency Bank Merger Act Applications with the New York State Banking Department and the FDIC for approval of the interim mergers.

               10. The Bank shall submit operating subsidiary notices to the New York State Banking Department for approval to establish the Holding Company and Interim, and any other applicable notices and/or applications.

               11. The Bank shall submit an application to the OCC for approval to convert to a national bank.

         B.    Votes Required for Consummation of Conversion and Reorganization

         This Plan was adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank on June 20, 2002.

         This Plan is subject to the approval of the OTS and must be adopted by
(1) at least a majority of the total number of votes eligible to be cast by Voting Members of the Mutual Holding Company at the Special Meeting and (2) holders of at least two-thirds of the outstanding Mid-Tier Holding Company Common Stock at the Shareholders' Meeting. In addition, the Primary Parties have conditioned the consummation of the Conversion and Reorganization on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, by the Public Shareholders at the Shareholders' Meeting.

         Failure to pursue or receive regulatory approval for the Bank Conversion shall have no effect on the vote with respect to the Offerings.

         C.  Consummation of Conversion and Reorganization

         The effective date of the Conversion and Reorganization shall be the date set forth in Section 23 hereof.

         Upon the effective date, the following transactions shall occur:

         1. The Mutual Holding Company shall convert from a mutual holding company to a federal interim stock savings association. The Mid-Tier Holding Company shall convert into a federal interim stock savings association and simultaneously merge with and into the Bank in the Mid-Tier Holding Company Merger, with the Bank being the surviving institution. Immediately thereafter, the Mutual Holding Company, as converted, shall merge with and into the Bank in the Mutual Holding Company Merger, with the Bank being the surviving institution. As a result of the Mutual Holding Company Merger and the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the Mutual Holding Company (following its conversion to a federal interim stock savings association) shall be extinguished and
         (y) Members of the Mutual Holding Company will be granted interests in the liquidation account to be established by the Bank pursuant to
         Section 11 hereof.

         2. Interim shall merge with and into the Bank pursuant to the Bank Merger, with the Bank being the surviving institution. As a result of the Bank Merger, (x) the shares of Holding Company Common Stock held by the Bank shall be extinguished; (y) the shares of Mid-Tier Holding Company Common Stock held by the Public Shareholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim held by the Holding Company shall be converted into shares of Bank Common Stock on a one-for-one basis, with the result that the Bank shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Bank Merger, options to purchase shares of Mid-Tier Holding Company Common Stock which are outstanding immediately prior to consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

         3. The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

         D.  Consummation of Bank Conversion

         The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the FRB, the OCC and the OTS to complete the conversion of the Bank to a national bank, including the filing of the articles of association of the New Bank with the OCC. The Bank Conversion shall be consummated as soon as reasonably practicable following the effective date of the Conversion and Reorganization, as set forth in Section 23, hereof.

         The Board of Directors of the Bank, by majority vote, may, at any time, and notwithstanding any language in this Plan of Conversion to the contrary elect not to proceed with the Bank Conversion, in which event the FRB holding company application, the OCC conversion application may be withdrawn or abandoned. In the event the Bank Conversion is not pursued, any references to the Bank Conversion in this Plan shall be disregarded.

         E.  Retention of Investment Bankers and Financial Advisors

         The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

4.       TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

         The aggregate price at which shares of Conversion Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Conversion Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly-held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall generally be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall generally be no more than 15% below such average. The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the OTS.

         Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Actual Purchase Price and the number (or range) of shares of Conversion Stock to be offered in the Subscription Offering, Community Offering and/or Syndicated Community Offering. The Actual Purchase Price and the total number of shares of Conversion Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection therewith, and will be confirmed at the completion of the Offerings.

         Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions prior to completion of the Conversion and Reorganization, and under such circumstances the Primary Parties may increase or decrease the total number of shares of Conversion Stock to be issued in the Conversion and Reorganization to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Stock issued in the Conversion and Reorganization are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Conversion and Reorganization due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.       METHOD OF OFFERING SHARES AND RIGHTS TO PURCHASE STOCK.

         A.  Subscription Offering

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $250,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 6 and 9 hereof.

         In the event of an oversubscription for shares of Conversion Stock by Eligible Account Holders, available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

         Priority 2: Supplemental Eligible Account Holders. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $250,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 6 and 9 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders through the exercise of Subscription Rights under Sections 5 hereof.

         In the event of an oversubscription for shares of Conversion Stock by Supplemental Eligible Account Holders, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated to Eligible Account Holders) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

         Priority 3: Other Members. Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $250,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 6 and 9 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Section 5 hereof.

         If Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

         B.   Community Offering

         Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Community. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the achievement of the widest possible distribution of such stock.

         In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities.

         Each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Person whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Person, if possible. Thereafter, unallocated shares shall be allocated among the Persons whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each bears to the total unfilled orders of all Persons whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued.

         The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed the greater of (i) $250,000 of Conversion Stock in the Subscription Offering or (ii) one-tenth of 1% of the total offering in the Subscription Offering, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and provided further that, to the extent applicable, and subject to the preferences set forth and the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

         C.  Syndicated Community Offering

         Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Syndicated Community Offering shall have as the objective the achievement of the widest possible distribution of such stock. Each order for Conversion Stock in the Syndicated

Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $250,000 of Conversion Stock in the Subscription Offering, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and provided further that, to the extent applicable, and subject to the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan, orders for Conversion Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

6.       ADDITIONAL LIMITATIONS ON PURCHASES OF CONVERSION STOCK.

         The following limitations apply to the offerings, in addition to those set forth in Section 5:

             1. In addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock which any Person together with any Associate or group of Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Conversion and Reorganization shall not exceed $400,000.

             2. The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 32% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

             3. No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

             4. For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and Employees shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such and (ii) Exchange Shares shall be valued at the Actual Purchase Price.

             5. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Conversion and Reorganization whether prior to, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. In the event that an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

             6. The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this section and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

             7. Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Public Shareholders will not have to sell any Mid-Tier Holding Company Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid-Tier Holding Company Common Stock when converted into Exchange Shares would exceed an applicable purchase limitation; provided, however, that a Public Shareholder who would exceed an applicable purchase limitation may be precluded from purchasing Conversion Stock in the Offerings.

             8. Notwithstanding any other provisions of this Plan, no person shall be entitled to purchase any Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

Prior to the consummation of the Offerings, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Conversion Stock, except pursuant to this Plan. Each person purchasing Conversion Stock shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

EACH PERSON PURCHASING CONVERSION STOCK IN THE OFFERINGS WILL BE DEEMED TO CONFIRM THAT PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE PRIMARY PARTIES IN THEIR SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE PRIMARY PARTIES MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE OTS FOR ACTION, AS IN THEIR SOLE DISCRETION THE PRIMARY PARTIES MAY DEEM APPROPRIATE.

7. TIMING OF SUBSCRIPTION OFFERING, MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

        A.   Timing of Subscription Offering.

        The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Shareholders of the Mid-Tier Holding Company of the proxy statement(s) to be used in connection with the Special Meeting and the Shareholders' Meeting. The Subscription Offering may be closed before the Special Meeting and the Shareholders' Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the Shareholders of the Mid-Tier Holding Company at the Special Meeting and the Shareholders' Meeting, respectively.

        The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

        The Primary Parties shall, promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants at their last known addresses appearing on the records of the Bank for the purpose of enabling them to exercise their respective Subscription Rights, subject to this section, and at the discretion of the Board of the Holding Company will be made available for use by those persons entitled to purchase in the Community Offering.

        B. Order Forms; Return of Order Forms

        A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a subscription right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

        The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

        C.   Requirements for Order Form

        Each Order Form shall contain:

             1. A specified date by which all order forms must be received by the Bank, which date shall be not less than 20, nor more than 45 days, as stated in subsection (e) above, following the date on which the order forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

             2. The Initial Purchase Price per share for shares of Conversion Stock to be sold in the Subscription Offering and Community Offering;

             3. An explanation of the rights and privileges granted under this Plan to each class of persons granted subscription rights pursuant to this Plan with respect to the purchase of Conversion Stock;

             4. Specifically designated blank spaces for dating and signing the order form;

             5. A description of the minimum and maximum number of shares of Conversion Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

             6. The amount which must be returned with the order form to subscribe for Conversion Stock. Such amount will be equal to the purchase price multiplied by the number of shares of Conversion Stock subscribed for in accordance with the terms of this Plan;

             7. Instructions concerning how to indicate on such order form the extent to which the recipient elects to exercise subscription rights under this Plan, the name or names in which the shares of Conversion Stock subscribed for are to be registered, the address to which certificates representing such shares of Conversion Stock are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

             8. An acknowledgment that the recipient of the order form has received a final copy of the Prospectus prior to execution of the order form;

             9. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed order form, together with the full required payment as specified in the order form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authoring on the order form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); the subscription rights of Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are nontransferable. Certificates representing shares of Conversion Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, as the case may be. Joint stock registration will be allowed only in the qualifying deposit account is so registered;

             10. Provision for certification to be executed by the recipient of the order form to the effect that, as to any shares of Conversion Stock which the recipient elects to purchase, such recipient is purchasing such shares of Conversion Stock for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such shares of Conversion Stock; and

             11. A statement to the effect that the executed order form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank; notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

         D.  Rejection of Order Forms; Interpretation of Order Forms

         The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered and are returned to the Bank, the Mid-Tier Holding Company or the Mutual Holding Company by the Untied States Postal Service or the Bank, the Mid-Tier Holding Company or the Mutual Holding Company is unable to locate the addressee, or (ii) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the person to which such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

8.       PAYMENT FOR CONVERSION STOCK.

         All payments for Conversion subscribed for or ordered in the Offerings must be delivered in full to the Bank along with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Bank. A properly completed original stock Order Form must be used to subscribe for Conversion Stock. Copies of an order form are not required to be accepted. The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock. Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

         Payment for Conversion Stock will be permitted to be made in any of the following manners:

             1. By check, bank draft or money order, provided that checks will only be accepted subject to collection. Interest will be paid by the Bank at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Offerings commence, on payments for Conversion Stock received in the Offerings by check, bank draft or money order from the date payment is received until consummation or termination of the Reorganization and Conversion. The Bank shall be entitled to invest all amounts paid for subscriptions in the Offerings for its own account until completion or termination of the Reorganization.

             2. By appropriate authorization of withdrawal from designated types of deposit accounts in the Bank. The order forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion and Reorganization is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of order forms authorizing such withdrawals, but interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of subscription rights are actually consummated.

             3. Wire transfers as payment for shares ordered for purchase may be permitted or accepted as proper payment.

             4. Payments for the purchase of Conversion in the Offerings will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion and Reorganization, and the remaining balances will thereafter earn interest at the passbook rate.

9.     ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

       The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

10.     VOTING RIGHTS OF SHAREHOLDERS.

        Following consummation of the Conversion and Reorganization, voting rights with respect to the New Bank shall be held and exercised exclusively by the Holding Company as holder of all of the New Bank's outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

11.     LIQUIDATION ACCOUNT.

        At the time of the Mutual Holding Company Merger, the Bank shall establish a liquidation account in an amount equal to the greater of (i) the Bank's net worth as of the date of the latest statement of financial condition contained in the final offering circular utilized in the formation of the Mutual Holding Company, or (ii) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company prior to the Mid-Tier Holding Company Merger, multiplied by the Mid-Tier Holding Company's total shareholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion and Reorganization.

        The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 11 as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as set forth below.

        In the event of a complete liquidation of the Bank subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

        The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

        If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion and Reorganization, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

        Subsequent to the Conversion and Reorganization, the Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Bank, or repurchase any of the capital stock of the Bank, if such dividend or repurchase would reduce the Bank's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

         For purposes of this Section 11, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

12.     TRANSFER OF DEPOSIT ACCOUNTS.

        Each Deposit Account in the New Bank at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the New Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Conversion Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the New Bank immediately preceding consummation of the Conversion and Reorganization. Holders of Deposit Accounts in the New Bank shall not, as such holders, have any voting rights.

13. REQUIREMENTS FOLLOWING CONVERSION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

        In connection with the Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

14.     DIRECTORS AND OFFICERS OF THE NEW BANK.

        Each person serving as a Director or Officer of the Bank at the time of the Conversion and Reorganization shall continue to serve as a Director or Officer of New Bank for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Bank are set forth in the Plans of Merger included as Annexes A, B and C hereto.

15. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.

        For a period of three years following the Conversion and Reorganization, the Directors and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall be enforced by the applicable regulatory authority provided the applicable regulatory authority agrees in writing to enforce this OTS requirement. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Holding Company Common Stock and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of shareholder approval of such plan) which may be attributable to individual officers or directors.

        The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

16.     RESTRICTIONS ON TRANSFER OF STOCK.

        All shares of Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section 17 of this Plan. Shares of Conversion Stock purchased by Directors and Officers of the Holding Company and the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS. The shares of Conversion Stock issued by the Holding Company to Directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

                "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."

        In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

        The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

17.     RESTRICTIONS ON ACQUISITION OF STOCK OF THE HOLDING COMPANY.

        The certificate of incorporation of the Holding Company shall prohibit any Person together with Associates or group of Persons Acting in Concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of the Holding Company, or of securities convertible into more than 10% of any such class, for a period of five (5) years following completion of the Conversion and Reorganization and Bank Conversion. The certificate of incorporation of the Holding Company also shall provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities shall be considered "excess shares," and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the shareholders for a vote. The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries which is exempt from approval requirements under 12 C.F.R. ss.574.3(c)(1)(vi) or any successor thereto, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Officers or Employees of the Holding Company or the Bank or any subsidiary thereof shall not be deemed to be Associates or a group Acting in Concert with respect to their individual acquisitions of any class of equity securities of the Holding Company solely as a result of their capacities as such.

18.     TAX RULINGS OR OPINIONS.

        Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Delaware tax laws, to the effect that consummation of the transactions contemplated hereby qualify as a tax-free transaction for federal income tax purposes and will not result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

19.     STOCK COMPENSATION PLANS.

        The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Conversion Stock shall be purchased, pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Conversion and Reorganization or (ii) the receipt of shareholder approval of such plans at either an annual or special meeting of shareholders of the Holding Company held no earlier than six months following the Conversion and Reorganization.

        The Holding Company and the Bank are authorized to enter into employment or severance agreements with their executive officers.

20.     DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

        Following consummation of the Conversion and Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

        The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Bank's capital stock also shall be in compliance with applicable law and regulations.

21.     PAYMENT OF FEES TO BROKERS.

        The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

22.     EXPENSES.

        OTS regulations require that the expenses of the Offerings must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

23.     EFFECTIVE DATE OF CONVERSION AND REORGANIZATION.

        The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mid-Tier Holding Company Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger, (iii) the filing of Articles of Combination with the OTS with respect to the Bank Merger, (iv) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger and the Bank Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Shareholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger, the Bank Merger, the sale of shares of Conversion Stock in the Offerings and shall occur consecutively and substantially simultaneously.

24.     AMENDMENT OR TERMINATION OF THE PLAN.

        If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and Shareholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Shareholders with the concurrence of the OTS shall not necessitate further approval by the Members or Shareholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Shareholders' Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS; after the Special Meeting or the Shareholders' Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

25.     INTERPRETATION OF THE PLAN.

        All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

26.     SEVERABILITY.

        If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

27.     MISCELLANEOUS.

        This Plan is to be governed by and construed in accordance with the laws of the United States. None of the cover page, the table of contents, or the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Words in the singular include the plural, and words in the plural include the singular. Except for such rights as are set forth herein for Members, this Plan shall create no rights in any Person.

                                                                         ANNEX A

                                 PLAN OF MERGER

         This Plan of Merger, dated as of ____________, 2002, is among Oswego County Bancorp, Inc. (the "Mid-Tier Holding Company"), a federally chartered stock corporation, Oswego County Savings Bank (the "Bank" or the "Surviving Bank"), a New York savings bank and Oswego County Interim Savings Bank I, an interim federal savings bank ("Interim I").

                                   WITNESSETH:

         WHEREAS, the Mid-Tier Holding Company, Oswego County MHC (the "Mutual Holding Company") and the Bank have adopted a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between Oswego County Bancorp, Inc., a Delaware corporation, (the "Holding Company"), the Mid-Tier Holding Company, the Mutual Holding Company, Bridge Street Financial, Inc. and the Bank (the "Plan of Conversion"), pursuant to which (i) the Mid-Tier Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Bank; (ii) the Mutual Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Bank (the "Mutual Holding Company Merger"), (iii) the Bank and a newly-formed interim savings association will merge, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company (the "Bank Merger"), and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

         WHEREAS, the Mid-Tier Holding Company owns 100% of the outstanding common stock of the Bank, par value $.01 per share ("Bank Common Stock");

         WHEREAS, the Mid-Tier Holding Company will convert to a federally chartered interim stock savings association pursuant to the Plan of Conversion and merge with and into the Bank pursuant to this Plan of Merger (the "Mid-Tier Holding Company Merger"), pursuant to which, among other things, all shares of Bank Common Stock held by the Mid-Tier Holding Company will be cancelled; and

         WHEREAS, Interim I and the Bank ("Constituent Banks") desire to provide for the terms and conditions of the Mid-Tier Holding Company Merger.

         NOW, THEREFORE, the Mid-Tier Holding Company, Interim I and the Bank hereby agree as follows:

         1. EFFECTIVE DATE. The Mid-Tier Mutual Holding Company Merger shall be effective upon the filing of the Plan of Merger with the Office of Superintendent of Banks of the State of New York.

         2. THE MID-TIER HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the Office of Thrift

Supervision of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mid-Tier Holding Company shall convert to Interim I and simultaneously merge with and into the Bank, which shall be the Surviving Bank. Upon consummation of the Mid-Tier Holding Company Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable New York and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Holding Company Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Mid-Tier Holding Company Merger had not occurred.

         3. CANCELLATION OF BANK COMMON STOCK HELD BY THE MID-TIER HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

         (a) On the Effective Date, (i) each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mid-Tier Holding Company shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Mutual Holding Company Merger which shall occur substantially simultaneously with the Mid-Tier Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with
Section 11 of the Plan of Conversion.

         (b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Bank Common Stock which shall be exchanged as provided by the Bank Merger.

         4. DISSENTING SHARES. No shareholder of the Mid-Tier Holding Company shall have any dissenter or appraisal rights in connection with the Mid-Tier Holding Company Merger.

         5. NAME OF SURVIVING CORPORATION. The name of the Surviving Bank shall be "Oswego County Savings Bank."

         6. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his respective name, and until a successor is elected and qualified.

                          Name                   Term Expires
           ----------------------------------    ------------
            Carl K. Walrath                          2002
            Gregory J. Kreis                         2003
            Paul W. Schneible                        2003
            Bruce P. Frassinelli                     2004
            Paul J. Heins                            2004
            Deborah F. Stanley                       2004
            Carl K. Walrath                          2005
            Lowell Seifter                           2005

         The address of each such director is c/o Oswego County Savings Bank, 44 East Bridge Street, Oswego, NY 13126.

         7. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

         8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 44 East Bridge Street, Oswego, NY 13126 and the locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

Executive Office:
   44 East Bridge Street
   Oswego, New York 13126
Branch Offices:
   4879 North Jefferson Street
   Pulaski, New York 13142
   1930 State Route 3
   Fulton, New York 13069
   State Route 104 East
   Oswego, New York 13126
   30 West Utica Street
   Oswego, New York 13126
   700 Main Street
   N. Syracuse, New York 13212
   7799 Oswego Road
   Liverpool, New York 13090

         9. ORGANIZATION CERTIFICATE AND BYLAWS. On and after the Effective Date, the Organization Certificate of the Bank as in effect immediately prior to the Effective Date shall be the Organization Certificate of the Surviving Bank until amended in accordance with the terms thereof and applicable law, except that the Organization Certificate shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and regulation.

         On and after the Effective Date, the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

         10. SHAREHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock, set forth in Section 3(e) of the Plan of Conversion and the Members set forth in Section 3(c) of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the Mutual Holding Company, respectively. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger, is a part, on behalf of the Bank.

         11. DIRECTOR APPROVAL. At least two thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

         12. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Mid-Tier Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 24 of the Plan of Conversion.

         13. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 24 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         14. SUCCESSORS. This Agreement shall be binding on the successors of the Mid-Tier Holding Company and the Bank.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the laws of the United States of America.

         IN WITNESS WHEREOF, the Mid-Tier Holding Company and the Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                         OSWEGO COUNTY BANCORP, INC.
                                         (A FEDERAL CORPORATION)

Attest:



/s/ [         ]



                                         By:
_____________________________                 __________________________________
Mary E. Lilly                                 Gregory J. Kreis
Corporate Secretary                           President and Chief Executive
                                              Officer


Attest:
                                         OSWEGO COUNTY SAVINGS BANK

/s/ [         ]

                                         By:
_____________________________                 __________________________________
Mary E. Lilly                                 Gregory J. Kreis
Corporate Secretary                           President and Chief Executive
                                              Officer

Attest:
                                         OSWEGO COUNTY INTERIM SAVINGS BANK I

/s/ [         ]

                                         By:

_____________________________                 __________________________________
Mary E. Lilly                                 Gregory J. Kreis
Corporate Secretary                           President and Chief Executive
                                              Officer

                                                                         ANNEX B

                                 PLAN OF MERGER

         This Plan of Merger, dated as of ____________, 2002, is among Oswego County MHC (the "Mutual Holding Company"), a federally chartered mutual holding company, Oswego County Savings Bank (the "Bank" or the "Surviving Bank"), a New York savings bank and Oswego County Interim Savings Bank II, an interim federal savings bank ("Interim II").

                                   WITNESSETH:

         WHEREAS, the Mutual Holding Company, Oswego County Bancorp, Inc., a federal stock corporation (the "Mid-Tier Holding Company"), and the Bank have adopted a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between Oswego County Bancorp, Inc. a newly formed Delaware corporation (the "Holding Company"), the Mid-Tier Holding Company, Bridge Street Financial, Inc., the Mutual Holding Company and the Bank (the "Plan of Conversion"), pursuant to which (i) the Mid-Tier Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Bank (the "Mid-Tier Holding Company Merger"); (ii) the Mutual Holding Company will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Bank; (iii) the Bank and a newly-formed interim savings association will merge, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company (the "Bank Merger"), and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

         WHEREAS, the Mutual Holding Company, which owns more than 50% of the outstanding common stock of the Mid-Tier Holding Company, par value $.01 per share ("Mid-Tier Holding Company Common Stock"), will convert to a federally chartered interim stock savings association pursuant to the Plan of Conversion and substantially simultaneously with the completion of the Mid-Tier Holding Company Merger merge with and into the Bank pursuant to this Plan of Merger (the "Mutual Holding Company Merger"), pursuant to which, among other things, all interests of members in the Mutual Holding Company and all shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled; and

         WHEREAS, the Mutual Holding Company, Interim II and the Bank desire to provide for the terms and conditions of the Mutual Holding Company Merger.

         NOW, THEREFORE, Interim II and the Bank ("Constituent Banks") hereby agree as follows:

         1. EFFECTIVE DATE. The Mutual Holding Company Merger shall be effective upon the filing of the Plan of Merger with the Office of Superintendent of Banks of the State of New York.

         2. THE MUTUAL HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the Office of Thrift Supervision of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mutual Holding Company shall convert from the mutual form to Interim II and simultaneously merge with and into the Bank, which shall be the Surviving Bank. Upon consummation of the Mutual Holding Company Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable New York and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Mutual Holding Company Merger had not occurred.

         3. CANCELLATION OF MID-TIER HOLDING COMPANY COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

         (a) On the Effective Date, (i) each share of Mid-Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Date (which shall be deemed to be Bank Common Stock pursuant to the Mid-Tier Holding Company Merger) and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company's conversion from mutual to stock form (the "Members") shall, by virtue of the Mutual Holding Company Merger which shall occur substantially simultaneously with the Mid-Tier Mutual Holding Company Merger, and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 11 of the Plan of Conversion.

         (b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Bank Common Stock which shall be exchanged as provided by the Bank Merger.

         4. DISSENTING SHARES. No member of the Mutual Holding Company shall have any dissenter or appraisal rights in connection with the Mutual Holding Company Merger. Holders of Mid-Tier Holding Company Common Stock shall not have any dissenter or appraisal rights.

         5. NAME OF SURVIVING CORPORATION. The name of the Surviving Bank shall be "Oswego County Savings Bank."

         6. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his respective name, and until a successor is elected and qualified.

                      Name                           Term Expires
           ----------------------------------        ------------
            Carl K. Walrath                              2002
            Gregory J. Kreis                             2003
            Paul W. Schneible                            2003
            Bruce P. Frassinelli                         2004
            Paul J. Heins                                2004
            Deborah F. Stanley                           2004
            Carl K. Walrath                              2005
            Lowell Seifter                               2005

         The address of each such director is c/o Oswego County Savings Bank, 44 East Bridge Street, Oswego, NY 13126.

         7. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

         8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 44 East Bridge Street, Oswego, NY 13126 and the locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

Executive Office:
   44 East Bridge Street
   Oswego, New York 13126

Branch Offices:
   4879 North Jefferson Street
   Pulaski, New York 13142
   1930 State Route 3
   Fulton, New York 13069
   State Route 104 East
   Oswego, New York 13126
   30 West Utica Street
   Oswego, New York 13126
   700 Main Street
   N. Syracuse, New York 13212
   7799 Oswego Road
   Liverpool, New York 13090

         9. ORGANIZATION CERTIFICATE AND BYLAWS. On and after the Effective Date, the Organization Certificate of the Bank as in effect immediately prior to the Effective Date shall be the Organization Certificate of the Surviving Bank until amended in accordance with the terms thereof and applicable law, except that the Organization Certificate shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and regulation.

         On and after the Effective Date, the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

         10. SHAREHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock, set forth in Section 3(e) of the Plan of Conversion and the Members set forth in Section 3(c) of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the Mutual Holding Company, respectively. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger, is a part, on behalf of the Bank.

         11. DIRECTOR APPROVAL. At least two thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

         12. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 24 of the Plan of Conversion.

         13. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 24 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

         14. SUCCESSORS. This Agreement shall be binding on the successors of the Mutual Holding Company and the Bank.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the laws of the United States of America.

         IN WITNESS WHEREOF, the Mutual Holding Company and the Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                           OSWEGO COUNTY MHC

Attest:



/s/ [       ]                              By:



________________________________           _____________________________________
Mary E. Lilly                              Gregory J. Kreis
Corporate Secretary                        President and Chief Executive Officer

                                           OSWEGO COUNTY SAVINGS BANK

Attest:


/s/ [       ]                              By:


                                           _____________________________________
                                           Gregory J. Kreis
________________________________           President and Chief Executive Officer
Mary E. Lilly
Corporate Secretary

                                           OSWEGO COUNTY INTERIM SAVINGS BANK II

Attest:



/s/ [       ]

                                           By:


________________________________
Mary E. Lilly                              _____________________________________
Corporate Secretary                        Gregory J. Kreis
                                           President and Chief Executive Officer

                                                                         ANNEX C

                                 PLAN OF MERGER

     This Plan of Merger, dated as of __________, 2002, is among Oswego County Savings Bank (the "Bank" or the "Surviving Bank"), a New York savings bank, Oswego County Bancorp, Inc. (the "Holding Company"), a Delaware corporation, and Oswego County Interim Savings Bank III, an interim federal savings bank ("Interim III").

                                   WITNESSETH:

     WHEREAS, the Bank has organized the Holding Company as a first-tier, wholly-owned subsidiary for the purpose of becoming the stock holding company of the Bank upon completion of the Conversion and Reorganization, as defined in the Plan of Conversion of Oswego County MHC (the "Mutual Holding Company") and Agreement and Plan of Reorganization between the Holding Company, Oswego County Bancorp, Inc., a Delaware corporation (the "Mid-Tier Holding Company"), the Mutual Holding Company and the Bank (the "Plan of Conversion");

     WHEREAS, the Mutual Holding Company, a federally chartered mutual holding company which owns more than 50% of the common stock of the Mid-Tier Holding Company, par value $.01 per share ("Mid-Tier Holding Company Common Stock"), will convert to a federally chartered interim stock savings association and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and the Plan of Merger included as Annex B thereto (the "Mutual Holding Company Merger"), pursuant to which all shares of Mid-Tier Common Stock held by the Mutual Holding Company will be cancelled;

     WHEREAS, substantially simultaneously with the Mutual Holding Company Merger, the Mid-Tier Holding Company will convert into a federal interim stock savings association and merge with and into the Bank (the "Mid-Tier Holding Company Merger") and the shares of Mid-Tier Holding Company Common Stock held by other than the Mutual Holding Company will be deemed to represent shares of Bank common stock, $.01 par value per share ("Bank Common Stock");

     WHEREAS, the formation of a stock holding company by the Bank will be facilitated by causing the Holding Company to become the sole shareholder of a newly-formed interim federally chartered stock savings association and then merging the interim savings association with and into the Bank (the "Bank Merger"), pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, all outstanding shares of Mid-Tier Common Stock will be converted automatically into and become shares of common stock of the Holding Company, par value $.01 per share ("Holding Company Common Stock");

     WHEREAS, Interim III is being organized by the officers of the Bank as an interim federally chartered stock savings association with the Holding Company as its sole shareholder in order to effect the Bank Merger; and

     WHEREAS, the Bank and Interim III desire to provide for the terms and conditions of the Bank Merger.

     NOW, THEREFORE, the Bank, the Holding Company and Interim III hereby agree as follows:

     1. EFFECTIVE DATE. The Bank Merger shall be effective upon the filing of the Plan of Merger with the office of Superintendent of Banks of the State of New York.

     2. THE BANK MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the Office of Thrift Supervision of the Conversion and the Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim III shall merge with and into the Bank, which shall be the Surviving Bank. Upon consummation of the Bank Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable New York and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Bank Merger had not occurred.

     3.   CONVERSION OF STOCK.

     (a) On the Effective Date, (i) each share of Mid-Tier Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with
Section 3(c) thereof, (ii) each share of common stock, par value $.01 per share, of Interim III ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into one share of Bank Common Stock, and (iii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Plan of Merger, the Holding Company, as the sole shareholder of Interim III, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Bank Merger.

     (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim III, the Mid-Tier Holding Company or the Bank of shares of Interim Common Stock, Mid-Tier Holding Company Common Stock or Bank Common Stock which were outstanding immediately prior to the Effective Date.

     (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Mid-Tier Holding Company Common Stock. In lieu thereof, each holder of shares of Mid-Tier Holding Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Actual Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     4.   EXCHANGE OF SHARES.

     (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Holding Company Common Stock for which the shares of Mid-Tier Holding Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Mid-Tier Holding Company Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Bank Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Holding Company Common Stock.

     (b) No holder of a certificate theretofore representing shares of Mid-Tier Holding Company Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Mid-Tier Holding Company Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Mid-Tier Holding Company Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Mid-Tier Holding Company Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Mid-Tier Holding Company Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Mid-Tier Holding

Company Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Mid-Tier Holding Company Common Stock would otherwise be entitled as a result of the Bank Merger until such holder surrenders the certificate or certificates representing the shares of Mid-Tier Holding Company Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Mid-Tier Holding Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) If, between the date hereof and the Effective Date, the shares of Mid-Tier Holding Company Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

     5. DISSENTING SHARES. No holders of shares of Mid-Tier Holding Company Common Stock shall have dissenter and appraisal rights in connection with the Bank Merger.

     6. NAME OF SURVIVING BANK. The name of the Surviving Mid-Tier Holding Company shall be "Oswego County Savings Bank."

     7. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his respective name, and until a successor is elected and qualified.

                            Name                       Term Expires
                    --------------------               ------------
                    Carl K. Walrath                        2002
                    Gregory J. Kreis                       2003
                    Paul W. Schneible                      2003
                    Bruce P. Frassinelli                   2004
                    Paul J. Heins                          2004
                    Deborah F. Stanley                     2004
                    Carl K. Walrath                        2005
                    Lowell Seifter                         2005

     The address of each such director is c/o Oswego County Savings Bank, 44 East Bridge Street, Oswego, NY 13126.

     8. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

     9. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 44 East Bridge Street, Oswego, NY 13126 and the locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

Executive Office:

  44 East Bridge Street
  Oswego, New York 13126

Branch Offices:

  4879 North Jefferson Street
  Pulaski, New York 13142

  1930 State Route 3
  Fulton, New York 13069

  State Route 104 East
  Oswego, New York 13126

  30 West Utica Street
  Oswego, New York 13126

  700 Main Street
  N. Syracuse, New York 13212

  7799 Oswego Road
  Liverpool, New York 13090

     10. ORGANIZATION CERTIFICATE AND BYLAWS. On and after the Effective Date, the Organization Certificate and Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Organization Certificate and Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

     11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim III, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

     12. SHAREHOLDER APPROVAL. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock set forth in Section 3 of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company. The approval of the Holding Company, as the sole holder of the Interim Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of Interim III. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank.

     13. DIRECTOR APPROVAL. At least two thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

     14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1 and 13 hereof and the Plan of Conversion, the parties' obligations to consummate the Bank Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Mid-Tier Holding Company Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state

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

securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

     15. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Bank or Interim III at any time before the Effective Date in the manner set forth in Section 24 of the Plan of Conversion.

     16. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 24 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

     17. SUCCESSORS. This Agreement shall be binding on the successors of the Bank and Interim III.

     18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the laws of the United States of America.

     IN WITNESS WHEREOF, the Bank, the Holding Company and Interim III have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                       OSWEGO COUNTY SAVINGS BANK

Attest:
                                       By:

_________________________________      _________________________________________
Mary E. Lilly                          Gregory J. Kreis
Corporate Secretary                    President and Chief Executive Officer


                                       OSWEGO COUNTY BANCORP, INC.
                                       (a Delaware corporation)
Attest:

                                       By:

_________________________________      _________________________________________
Mary E. Lilly                          Gregory J. Kreis
Corporate Secretary                    President and Chief Executive Officer


                                       OSWEGO COUNTY INTERIM SAVINGS
                                       BANK III
Attest:

                                       By:

_________________________________      _________________________________________
Mary E. Lilly                          Gregory J. Kreis
Corporate Secretary                    President and Chief Executive Officer

                                        8